Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Urogen Pharma Ltd. of our report dated March 15, 2018 relating to the financial statements, which appears in Urogen Pharma Ltd.‘s Annual Report on Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
October 12, 2018	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972-3-7954555, Fax:+972-3-7954556, www.pwc.com/il